Exhibit 99.1

For Immediate Release

Veracyte Announces New General Manager Structure to Advance Global Expansion

John Hanna appointed GM, endocrinology, breast cancer and lymphoma;

Morten Frost to join company as GM, pulmonology

SOUTH SAN FRANCISCO, Calif., November 17, 2020 --- Veracyte (Nasdaq: VCYT) today announced a new general manager-based structure to advance the company’s growing roster of genomic tests and its global expansion. John Hanna, currently chief commercial officer, will become GM, endocrinology, breast cancer and lymphoma. The company also announced that Morten Frost will join the company as GM, pulmonology. Both executives will assume their new roles January 1, 2021.

“Veracyte is undergoing exciting growth, including our transformation into a global diagnostics company, our growing menu of genomic tests in a range of diseases, and our planned launch next year of four new products,” said Bonnie Anderson, Veracyte’s chairman and chief executive officer. “Our new GM-based structure will optimally position us to serve our growing customer base, manage our products throughout their life cycles to ensure long-term strategic growth and further empower our executive leaders and employees throughout the organization.”

The new general managers will have global responsibility and accountability for their respective indications from strategic business planning to tactical execution, including pipeline development, strategy, marketing, sales, reimbursement and field-based medical affairs.

John Hanna will continue to drive growth for Veracyte’s flagship Afirma business in thyroid cancer and will assume leadership over the company’s growing global Prosigna business in breast cancer, which together represent approximately 90 percent of revenue today. He will also lead the company’s lymphoma business, with the launch of its LymphMark subtyping test scheduled for next year. Mr. Hanna joined Veracyte in 2011 and has held several leadership roles during his tenure. Since he became chief commercial officer in 2017, the company’s genomic test volume and revenue have doubled.

Morten Frost will join Veracyte to lead its lung cancer portfolio strategy, including the launch next year of the company’s nasal swab test and Percepta Atlas, and will also drive the global introduction in 2021 of the Envisia classifier, for use in interstitial lung disease diagnosis, on the nCounter Analysis System. Mr. Frost comes to Veracyte with significant strategic consulting, sales and marketing experience. He was most recently at Agilent Technologies, where he served as head of global marketing for the company’s pathology and companion diagnostics business, which are part of Agilent’s approximately $1 billion Diagnostics and Genomics Group. In this role, he drove significant revenue growth, global product launches, biopharmaceutical partnerships and M&A strategy.

“I could not be more pleased to have executives of John’s and Morten’s caliber leading our product businesses at this exciting moment in our company’s growth,” said Ms. Anderson. “John’s leadership has been critical to Veracyte’s success to date and will be key to further driving revenue growth across multiple indications in the United States and globally. I am also thrilled that Morten is joining Veracyte to further strengthen our leadership team. He is an exceptional market strategist who will be critical to driving our pulmonology business forward, particularly in lung cancer, where we estimate our current and pipeline products target an addressable market of approximately $40 billion.”

About Veracyte

Veracyte (Nasdaq: VCYT) is a global genomic diagnostics company that improves patient care by providing answers to clinical questions, informing diagnosis and treatment decisions throughout the patient journey in cancer and other diseases. The company’s growing menu of genomic tests leverage advances in genomic science and technology, enabling patients to avoid risky, costly diagnostic procedures and quicken time to appropriate treatment. The company’s tests in thyroid cancer, lung cancer, breast cancer and idiopathic pulmonary fibrosis are available to patients and its lymphoma subtyping test is in development. With Veracyte’s exclusive global license to a best-in-class diagnostics instrument platform, the company is positioned to deliver its tests to patients worldwide. Veracyte is based in South San Francisco, California. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, our statements related to our plans, objectives, expectations (financial and otherwise) and intentions. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions. Factors that may impact these forward-looking statements can be found in Item 1A – “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 25, 2020 and in our Quarterly Report on Form 10-Q filed with the SEC on November 2, 2020. A copy of these documents can be found at the Investors section of our website at www.veracyte.com. These forward-looking statements speak only as of the date hereof and Veracyte specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, Afirma, Percepta, Envisia, Prosigna, "Know by Design" and the Veracyte, Afirma, Percepta, Envisia and Prosigna logos are registered trademarks in the U.S. and selected countries. We have common law rights and pending trademark applications for LymphMark and “More About You.”

nCounter is the registered trademark of NanoString Technologies, Inc. in the United States and other countries and used by Veracyte under license.

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Investor and Media Contact:

Tracy Morris

Vice President of Corporate Communications

& Investor Relations

650-380-4413

tracy.morris@veracyte.com